Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 24, 2017 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Legg Mason, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2017.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Baltimore, Maryland August 7, 2017